PROMISSORY NOTE

                                                              Longmont, Colorado

$4,000.00                                                      December 22, 2000


     FOR VALUE RECEIVED, the undersigned, JDLphotos.com, Inc., (hereinafter referred to as the "Maker"), agrees and promises to pay to the order of Scott M. Thornock (hereinafter referred to as the "Holder"), at 650 South Cherry Street, Suite #310, Denver, Colorado 80246, or such other place as the Holder may designate in writing, in coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts, the principal sum of four thousand dollars ($4,000.00), together with interest thereon at the rate of six per cent (6%) per annum, from the date hereof until maturity, as hereinafter provided. The principal balance of this Promissory Note (hereinafter referred to as the "Note"), together with all interest then accrued and unpaid, shall be due and payable on the date of the closing, out of the proceeds, of that certain offering of a minimum of 400,000, and a maximum of 800,000, shares of common stock, $.0001 par value per share, of the Maker pursuant to Regulation A of Section 3(b) under the Securities Act of 1933, as amended, and Section 11-51-308(1)(p) of the Colorado Securities Act, as amended.

     Any installment or other payment made by the Maker shall be applied first to the payment of accrued interest due on the unpaid principal balance and the remainder of any installment or other payment made by the Maker shall be applied to the reduction of unpaid principal. This Note may be prepaid in whole or in part at any time without penalty.

     If default is made in the payment of this Note, as and when the same is or becomes due, the owner and holder of this Note may, after notice and failure to cure as hereinafter provided, without additional notice or demand, declare the entire unpaid principal balance hereof and accrued interest, if any, at once due and payable.

     Except as otherwise specifically set out herein, the Maker waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of acceleration of the indebtedness due hereunder, bringing of suit and diligence in taking any action to collect amounts called for hereunder, and agrees that the time of payments hereof may be extended without notice at any time and from time-to-time, and for periods of time for a term or terms in excess of the original term without notice or consideration to, or consent from, the Maker, without same constituting a waiver of the Holder's rights under this Note.

     If any payment hereunder is not made when due or in the event of default in any other covenant, condition or promise under this Note, the principal shall, at the option of the Holder and without further notice, immediately become due and payable in full. From and after the date of such default, the principal sum and all interest, then accrued shall bear interest at the rate of eighteen percent (18%) per annum until paid.

     If the entire outstanding principal balance becomes due, the Maker agrees to pay the Holder's reasonable costs (including reasonable attorney's fees and


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court costs) in  collecting  on this Note,  including  the  reasonable  costs of obtaining and enforcing a judgment for any balance due on this Note.

     This Note has been executed in the City identified in the heading and delivered to the Holder at the address stated herein. It is to be performed, in whole or in part, in the State of Colorado, and the laws of such state shall govern the validity, construction, enforcement and interpretation of this Note. Jurisdiction and venue for any action hereunder shall be in the County of the City identified in the heading.

     The Maker represents that it is duly authorized and empowered to enter into, deliver, perform and be fully bound by all of the terms, provisions and conditions of this Note. The Maker also represents that the making and delivery of this Note, and the performance of any agreement or instrument made in connection herewith, does not conflict with or violate any other agreement to which the Maker is a party.

     The Holder may transfer this Note to any person, firm or corporation which shall thereupon become vested with all of the rights and powers herein given to the Holder and the Holder shall thereafter be forever relieved and discharged from any liability to the Maker with respect to any matters arising subsequent to the date of such transfer.

     In the event that any word, phrase, clause, sentence or other provision hereof shall violate any applicable statute, ordinance or rule of law in any jurisdiction in which it is used, such provision shall be ineffective to the extent of such violation without invalidating any other provision hereof.

     IN WITNESS HEREOF, this Note is executed on the date and year above written.


                                            JDLPHOTOS.COM, INC.



                                            By: /s/ James J. DeLutes
                                                --------------------------------
                                                     James J. DeLutes, President













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